EXHIBIT 10.19


Setting Annual Base Salaries
----------------------------

     On January 24, 2005, the Board of Directors of North Bay Bancorp set the annual base salaries for its executive officers. The following chart shows the 2004 base salary, bonuses paid in 2004 (based on 2003 performance), and the 2005 base salary for President and CEO Terry Robinson and for each executive officer whose compensation exceeded $100,000 for 2004. New base salaries will be effective February 1, 2005.

                                                           Corp                      2004
Name                   Position                            Title     2004 Base     Bonus(1)       Total     2005 Base
----                   --------                            -----     ---------     --------       -----     ---------
Terry Robinson         Chief Executive Officer              CEO      $212,000       $52,700     $264,700    $212,000

Glen Terry             President - The Vintage Bank         CEO       151,000        39,000      190,000     155,000

John Nerland           President - Solano Bank              CEO       130,000        35,600      165,600     134,000

Kathi Metro            Credit Administrator                 EVP       127,000        27,300      154,300     130,000

LeeAnn Cimino          Chief Financial Officer              SVP        91,000        17,600      108,600      95,000

Susan Fonseca          Human Resources Manager              SVP        87,000        20,600      107,600      90,000

Suzette Junier         Information Services Manager         SVP        85,500        17,000      102,500      90,000

(1) Paid in 2004 but based on 2003 performance.